UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: August 28, 2017

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on the Current Report on Form 8-K filed on June 22, 2017, trading in the common stock of Function(x) Inc. (the “Company”) was suspended on The Nasdaq Stock Market (“Nasdaq”) effective June 22, 2017. Since that time, the Company’s common stock has been quoted on the OTC Pink market electronic quotation service operated by OTC Markets Group Inc., under the symbol FNCX. For quotes or additional information on the OTC Pink market, please visit http: //www.otcmarkets.com.

On August 28, 2017, the Company was notified by Nasdaq that Nasdaq will issue a press release on August 30, 2017 announcing that the Company’s common stock will be delisted. Nasdaq will file a Form 25 with the Securities and Exchange Commission to complete the delisting, and the delisting will become effective ten days after the Form 25 is filed.

A copy of the Nasdaq notification is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description
99.1        Nasdaq Notification dated August 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC.

Date: August 31, 2017	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Nasdaq Notification dated August 31, 2017